UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LivaNova Plc
(Name of Registrant as Specified In Its Charter)

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To our Shareholders:

As you are aware, the 2018 Annual General Meeting (“AGM”) of Shareholders of LivaNova Plc, a public limited company having its registered office at 20 Eastbourne Terrace London W2 6LG, United Kingdom and incorporated in England and Wales with company number 09451374 (“LivaNova” or the “Company”) will be held on Tuesday, June 12, 2018, at 9:00 a.m., Central Standard Time, at the Offices of Locke Lord LLP, 600 Travis Street, JPMorgan Chase Tower, Suite 2800, Houston, TX 77002, USA. The information in this letter is intended to supplement and amend certain information included in the definitive proxy statement relating to the AGM, which was filed with the Securities and Exchange Commission on April 30, 2018 (the “proxy statement”). We are providing this supplement to make available to you certain additional information with respect to three of the proposals to be voted on at the AGM. Capitalized terms not defined herein shall have the meaning set forth in the proxy statement.

The specific purpose of this letter is to provide new information about the expected treatment of “broker non-votes” as they apply to each of Proposal No. 7 (“To receive and adopt the Company’s audited UK statutory accounts for the year ended December 31, 2017, together with the reports of the directors and the auditors thereon”), Proposal No. 8 (“To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership registered in England with company number OC303525 (“PwC UK”), as the Company’s UK statutory auditor”), and Proposal No. 9 (“To authorize the directors and/or the Audit and Compliance Committee to determine the UK statutory auditor’s remuneration”). Each of the proposals has been updated below.

Routine and Non-Routine Matters Generally

Under the rules and interpretations of the New York Stock Exchange (the “NYSE”) (which by extension apply to all Unites States brokers, even though the Ordinary Shares (as defined below) are listed on Nasdaq), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and, pursuant to a recent amendment to the rules, executive compensation, including advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation.

Generally, if you are a beneficial owner of ordinary shares of the Company, nominal value £1 per share (“Ordinary Shares”) held in "street name", you are entitled to give instructions to your broker, bank or other nominee regarding how to vote your Ordinary Shares. If you do not provide voting instructions, your broker, bank or other nominee may still vote your Ordinary Shares in its discretion with respect to matters that are considered to be “routine,” but may not vote your Ordinary Shares with respect to matters that are considered to be “non-routine.” If the organization that holds your Ordinary Shares does not receive instructions from you on how to vote your Ordinary Shares on a “non-routine” matter, the organization will inform the inspector of elections that it does not have the authority to vote on such matter with respect to your Ordinary Shares. This is generally referred to as a “broker non-vote.”

Characterization of Proposal Nos. 7, 8 and 9 as “Routine” Matters

The proxy statement stated that each of Proposal Nos. 7, 8 and 9 was considered a “non-routine” matter, meaning that a bank, broker or other nominee cannot vote your Ordinary Shares on these matters without voting instructions from you. However, the NYSE has made a determination that each of Proposals 7, 8 and 9 are “routine” matters, meaning that a bank, broker or other nominee may vote your Ordinary Shares for these matters without receiving voting instructions from you.

For this reason, if you hold your Ordinary Shares in “street name” and do not provide your nominee with specific voting instructions, the nominee may generally vote in its discretion on each of Proposal Nos. 7, 8 and 9. You can avoid having your nominee vote your Ordinary Shares by providing the nominee with your specific voting instructions.

Summary of Proposal 7

PROPOSAL 7 TO RECEIVE AND ADOPT THE UK STATUTORY ACCOUNTS AND REPORTS THEREON

The Board is required to present at the AGM the Company’s UK audited statutory accounts for the year ended December 31, 2017 together with the reports of the directors and auditors thereon. In accordance with its obligations under English law, the Company will provide shareholders at the AGM the opportunity to receive and adopt these accounts and the reports thereon and to ask any relevant and appropriate questions of the representative of PwC UK in attendance at the AGM.

Vote Required under Proposal 7

The vote regarding approval of the Company’s UK audited statutory accounts for the year ended December 31, 2017 together with the reports of the directors and auditors thereon requires the affirmative vote of a majority of shares present at the AGM, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. This proposal is considered a routine matter and thus brokers are entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation under Proposal 7

THE BOARD RECOMMENDS A VOTE “FOR” THE RECEIPT AND ADOPTION OF THE UK STATUTORY ACCOUNTS AND THE REPORTS THEREON.

Summary of Proposal 8

PROPOSAL 8     RE-APPOINTMENT OF PWC UK AS THE COMPANY’S UK STATUTORY AUDITOR

Under the UK Companies Act 2006 (the “Companies Act”), the Company is required to appoint the UK statutory auditor at each meeting at which the annual report and accounts are presented to shareholders, to hold office until the conclusion of the next such meeting. PwC UK has served as the Company’s UK statutory auditor since completion of the merger of Sorin and Cyberonics on October 19, 2015. The Audit and Compliance Committee has recommended to the Board the re-appointment of PwC UK as the Company’s UK statutory auditor and has confirmed to the Board that its recommendation is free from third party influence and that no restrictive contractual provisions have been imposed on the Company limiting the choice of auditor.

Vote Required under Proposal 8

The re-appointment of PwC UK as our UK statutory auditor requires an affirmative vote of a majority of shares present at the AGM, in person or by proxy, and entitled to vote on the proposal. If this ordinary resolution is not approved, the Board may appoint an auditor to fill the vacancy. Abstentions will have the same effect as votes against this proposal. This proposal is considered a routine matter and thus brokers are entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation under Proposal 8

THE BOARD AND THE AUDIT AND COMPLIANCE COMMITTEE RECOMMEND A VOTE “FOR” THE RE-APPOINTMENT OF PWC UK AS THE COMPANY’S UK STATUTORY AUDITOR UNDER THE COMPANIES ACT TO HOLD OFFICE FROM THE CONCLUSION OF THE MEETING UNTIL THE CONCLUSION OF THE NEXT AGM AT WHICH ACCOUNTS ARE LAID BEFORE THE COMPANY.

Summary of Proposal 9

PROPOSAL 9     AUTHORIZATION OF THE DIRECTORS AND/OR THE AUDIT AND COMPLIANCE COMMITTEE TO DETERMINE THE REMUNERATION OF PWC UK IN ITS CAPACITY AS UK STATUTORY AUDITOR

Under the Companies Act, the remuneration of our UK statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Board and/or the Audit and Compliance Committee of the Company to determine the remuneration of PwC UK in its capacity as the Company’s UK statutory auditor under the Companies Act.

Vote Required under Proposal 9

This authorization requires an affirmative vote of a majority of shares present at the AGM, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. This proposal is considered a routine matter and thus brokers are entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation under Proposal 9

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZATION OF THE BOARD AND/OR THE AUDIT AND COMPLIANCE COMMITTEE TO DETERMINE THE COMPANY’S UK STATUTORY AUDITOR’S REMUNERATION.

Additional Information

This letter should be read in conjunction with the proxy statement, which we encourage you to read carefully and in its entirety before making a voting decision. To the extent that information in this letter differs from or updates information contained in the proxy statement, the information contained herein supersedes the information contained in the proxy statement.

Your vote is very important. Whether or not you plan to attend the AGM, we encourage you to read the proxy statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible to ensure your Ordinary Shares will be represented and voted at the AGM. For specific instructions on how to vote your Ordinary Shares, please refer to the instructions in the proxy statement and on the Notice of Internet Availability of Proxy Materials.

We look forward to seeing you at the AGM.

Sincerely,

/s/ Catherine Moroz

Catherine Moroz
Company Secretary
May 25, 2018

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